Exhibit 99.3

FOR IMMEDIATE RELEASE CONTACT: Investor Relations (713) 726-5376 IR@flotekind.com

FLOTEK INDUSTRIES, INC. ANNOUNCES RELEASE OF MHA PETROLEUM CONSULTANTS, LLC STUDY OF CnF® EFFECTIVENESS IN THE PERMIAN BASIN AND THE EAGLE FORD SHALE PLAY OF THE SOUTH TEXAS BASIN

HOUSTON, July 27, 2016 /PRNewswire/ — Flotek Industries, Inc. (NYSE:FTK - News) (“Flotek” or the “Company”) today announced the release of studies regarding the effectiveness of the Company’s suite of Complex nano-Fluid® completion chemistries (“CnF®”) in the Permian Basin in West Texas and the Eagle Ford Shale play in the South Texas Basin. MHA was retained by the Special Technical Committee (the “Technical Committee”) established to review the efficacy of CnF® and the Company’s data analysis software.

The studies can be found by selecting the “MHA CnF® STUDY” tab at the top right of Flotek’s homepage at www.flotekind.com.

Evaluation Scope and Methodology

Upon being retained by the Technical Committee, MHA defined the scope of its evaluation of CnF® performance in three core operating basins: the D-J Basin of Colorado, the Permian Basin and the South Texas Basin (inclusive of the Eagle Ford shale), both in Texas. As noted earlier this year, MHA’s analysis began with the D-J Basin in Colorado, and MHA’s study for that basin was released on January 27, 2016.

Since that time, MHA has focused its efforts on analysis of the efficacy of CnF® in the Permian and South Texas Basins. A complete description of MHA’s methodology can be found in the reports available on Flotek’s website.

The analytical process used in Texas is different from the approach taken by MHA in its analysis of the D-J Basin because operators in Texas are only required to report production on a lease-basis, instead of on a well-by-well basis.

Because individual leases may contain multiple wells, MHA chose to include only those leases in our analysis which were either (a) single-well leases, where the production allocation will be correct by default, or (b) in multiple-well leases where all wells were completed using CnF, or all wells were completed without using the CnF additive. With that imposed restriction on the multiple-well leases, an accurate total lease forecast could be prepared to estimate the EUR of the entire lease, with that resulting EUR subsequently averaged to an individual well basis by using the number of contributing wells. In all cases evaluated by MHA, leases containing only horizontal wells were considered. The above approach yielded an analysis which was less

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susceptible to inaccurate results caused by flawed lease production allocations. This same challenge does not hold in the Permian Basin of New Mexico, where production is reported on a well basis.”

Highlights of the study protocols include:

•	The Permian study reviewed 19 focus areas which involved the analysis of 116 and 159 non- horizontal wells. The results are presented using two well productivity/injectivity parameters.

•	The Eagle Ford study reviewed 16 focus areas which involved the analysis of 71 and 127 non- horizontal wells. The results in the table are presented using two well productivity/injectivity parameters.

The first step of the MHA investigation was to identify and map the horizontal well locations completed within the study area which used the CnF additive. This was done using the “Full Data Download” database from FracFocus. FracFocus is a third-party website available in the public domain. These wells were used as anchor points to identify groupings, or focus areas, of wells which had sufficient data available to complete the analysis to determine the effectiveness of CnF.

The FracFocus database does not contain well production data, nor all of the completion information utilized in the MHA evaluation. As such, MHA integrated well production and completion data for the wells accessed from the FracFocus database from other available sources. The Texas Railroad Commission Online Data tools were used to download completion information, and to acquire lease production data for leases containing multiple wells. A commercial third-party well information database, DrillingInfo, was used for well identification information, as well as production data for single-well leases. All of the collected data were then imported into analysis applications used by MHA in our evaluation. The applications included Excel spreadsheets and the Aries decline curve analysis software tool available from Landmark Solutions, a company owned by Halliburton.

MHA assessed the productivity performance of the wells (both CnF and non-CnF wells) using an estimated ultimate recovery over the life of the well. Leases were forecast using a hyperbolic decline profile (“b-value”), and applying a limiting terminal exponential decline rate of 6% per year. In estimating the EUR volumes, MHA chose to use barrels of oil equivalent (“BOE”) because of the high amounts of gas produced in this field, and due to the wide range of gas-oil ratios seen in the wells. MHA used a conversion factor of 6 Mcf to 1 bbl to calculate the BOE. A description of MHA’s methodology for calculating EUR can be found in the report available on Flotek’s website.

The reports found on Flotek’s website provide additional methodological details as well as limitations, qualifications and assumptions related to the analysis provided in the report.

Summary Results of Permian Basin Evaluation

The comprehensive results of MHA’s analysis can be found in the report available on Flotek’s website. When analyzing performance of CnF® in the Permian Basin MHA reached the following conclusions:

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•	“Improvement in average estimated ultimate recovery (“EUR”) per foot of gross perforated interval: The EUR was calculated for each well and the improvement (or decline if negative) in the average EUR per foot of gross perforated interval was determined. 12 of the 19 focus areas evaluated showed an improvement in the normalized EUR productivity parameter for wells that used the CnF additive versus wells that did not. It is the opinion of MHA that with almost two-thirds of the focus areas showing a productivity improvement, this represents a demonstrated positive result supporting the use of the CnF additive.”

•	“Improvement in average first 12-month production volume per foot of gross perforated interval: As a check on the above conclusion, the improvement (or decline) in the average 12-month actual cumulative production per foot of gross perforated interval was calculated for comparison to the result using the predicted EURs. Not all focus areas could be evaluated using this parameter because some of the areas did not have wells with a full 12 months of production history. However, in those cases where it was possible to make the calculation, only one focus area (G-5) showed a result where the two parameters conflicted, with the EUR parameter showing a slight improvement (11%) and the 12-month parameter showing a slight decline (-7%). It is the opinion of MHA that this favorable comparison supports the validity of the analysis made using the predicted EUR volumes.”

In addition, MHA reached two additional conclusions:

•	“The six focus areas showing a negative result in the EUR productivity parameter are clustered in a relatively local region including Lea County, New Mexico, and immediately south of that in Culberson, Reeves and Loving Counties, Texas. Further study is required to determine if there is an underlying reason (e.g. geologic) to explain this trend.”

•	“The average gas-oil ratio (“GOR”) for the six focus areas showing a negative result in the EUR productivity parameter is almost twice (4500 vs 2400) the average value of the 13 focus areas with a positive result. This observation is consistent with that reached by MHA in a prior investigation of the DJ Basin in Colorado where it was observed that the CnF additive was more effective in areas with lower average GOR values.”

The complete findings, including additional data details and tables can be found in MHA’s complete report on Flotek’s website.

Summary Results of Eagle Ford Shale Play Evaluation

The comprehensive results of MHA’s analysis can be found in the report available on Flotek’s website. When analyzing performance of CnF® in the Eagle Ford Shale Play, MHA reached the following conclusions:

•

“Improvement in average estimated ultimate recovery (“EUR”) per foot of gross perforated interval: The EUR was calculated for each well and the improvement (or decline if negative) in the average EUR per foot of gross perforated interval was determined. 7 of the 16 focus areas evaluated showed an improvement in the normalized EUR productivity parameter for wells that used the CnF additive versus wells that did not. These focus areas are highlighted in green in Table 1, and they are shown with a black dot surrounded by a green circle in Figure 2. The remaining 9 focus areas

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showed a decline in the normalized EUR productivity parameter. These areas are highlighted in red in Table 1, and they are shown with a black dot surrounded by a red circle in Figure 2. Further, almost half (7 out of 16) of the focus areas evaluated, showed less than +/-5% difference in average EUR per foot of gross perforated interval between wells that used the CnF additive and wells that did not. Based on these results, it is the opinion of MHA that these results are inconclusive. There does not appear to be a conclusive benefit or detriment to well production performance associated with the use of the CnF additive.”

•	Improvement in average first 12-month production volume per foot of gross perforated interval: As a check on the above conclusion, the improvement (or decline) in the average 12-month actual cumulative production per foot of gross perforated interval was calculated for comparison to the result using the predicted EURs. Not all focus areas could be evaluated using this parameter because some of the areas did not have wells with a full 12 months of production history. However, in those cases where it was possible to make the calculation, the results were also inconclusive, similar to those discussed above with the EUR parameter. Six focus areas showed improvement in the normalized 12-month production performance parameter, eight focus areas showed a decline, one showed no difference and one area did not have sufficient production history to evaluate. Consistent with the prior analysis using the EUR parameter, it is the opinion of MHA that these results are inconclusive. There does not appear to be a conclusive benefit or detriment to well production performance associated with the use of the CnF additive.

“One additional observation can be made from the data. . . In two prior investigations conducted by MHA in the DJ Basin of Colorado and the Permian Basin of Texas, it was observed that the CnF additive was more effective in showing a positive increase on well production in those areas that were more oil prone, or in those areas with lower producing gas-oil ratios (“GOR”). The results generated from this review of the Eagle Ford play area support this conclusion as well based on the following observations”:

•	“All focus areas studied within the EIA published oil window showed a positive increase in the EUR per foot of gross perforated interval for wells treated with CnF versus those which were not. This is illustrated by the three black dots with green circles located northwest of the wet gas and gas condensate window region shown in Figure 2 (found on page 3).”

•	“The entire data set shows a negative trend of decreasing performance gain when using CnF versus increasing GOR. This is illustrated in Figure 3 (found on page 4).”

Additionally, the MHA report noted that, while the data challenges in the Eagle Ford were more significant, further limiting their conclusions, the report acknowledges the correlation between CnF® use and improved production performance in the oil window of the Eagle Ford play:

“[T]here are inconsistencies in the reporting of production data in Texas. As a result, MHA limited our analysis to a subset of Eagle Ford wells. Given the limitations of the public data used in our study, one would need to obtain robust data from operators before being able to draw conclusions about the effectiveness of CnF more broadly within the Eagle Ford play. It is the opinion of MHA that the overall results of our analysis within the study area of the Eagle Ford are inconclusive. However, it is noted that within our study area, there does appear to be a trend of improved production performance associated with the use of CnF within the oil window of the Eagle Ford play as compared to the gas window.”

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The complete findings, including additional data details and tables can be found in MHA’s complete report on Flotek’s website.

Conclusions and Limitations

Both studies – the Permian Basin and the Eagle Ford Shale Play evaluations – conclude with the same summary:

“Throughout this process, MHA has identified multiple discrepancies within the available data. These discrepancies varied depending on the source from which the data were acquired. While MHA has attempted to correct for these discrepancies, and to remove any wells which did not meet the stated guidelines, it should be noted that the quality and completeness of the data available from the Permian Basin [and Eagle Ford Shale play] is substantially inferior to the data available from the DJ Basin of Colorado. That being said, it is the opinion of MHA that the conclusions reached in this evaluation are robust and defensible due to the restrictions placed on the wells and leases included in the analyses. It should be noted that the results presented in this report are considered initial results specific to the areas studied within the Permian Basin [Eagle Ford Shale play]. . ..”

The complete MHA reports on both the Permian Basin and the Eagle Ford Shale play in the South Texas Basin can be found on Flotek’s website.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. The Company also serves commercial and industrial markets with a portfolio of diverse chemical technologies. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

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Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.